                                                                    Exhibit 4.1




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                              IDEX CORPORATION

                       -------------------------------

                                  INDENTURE

                        Dated as of February 23, 1998

                       -------------------------------

                           Norwest Bank Minnesota,
                            National Association
                                   Trustee











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


                               TABLE OF CONTENTS

                                                                            PAGE



ARTICLE I.DEFINITIONS AND INCORPORATION BY REFERENCE.................................1
          Section 1.1       Definitions..............................................1
          Section 1.2       Other Definitions........................................7
          Section 1.3       Incorporation by Reference of Trust Indenture Act........8
          Section 1.4       Rules of Construction....................................8

ARTICLE II.THE SECURITIES............................................................9
          Section 2.1       Issuable in Series.......................................9
          Section 2.2       Establishment of Terms of Series of Securities...........9
          Section 2.3       Execution and Authentication............................11
          Section 2.4       Registrar and Paying Agent..............................12
          Section 2.5       Paying Agent to Hold Money in Trust.....................13
          Section 2.6       Securityholder Lists....................................13
          Section 2.7       Transfer and Exchange...................................14
          Section 2.8       Mutilated, Destroyed, Lost and Stolen Securities........14
          Section 2.9       Outstanding Securities..................................15
          Section 2.10      Treasury Securities.....................................16
          Section 2.11      Temporary Securities....................................16
          Section 2.12      Cancellation............................................16
          Section 2.13      Defaulted Interest......................................16
          Section 2.14      Global Securities.......................................16
          Section 2.15      CUSIP, ISIN and Common Code Numbers.....................18

ARTICLE III.REDEMPTION..............................................................18
          Section 3.1       Notice to Trustee.......................................18
          Section 3.2       Selection of Securities to be Redeemed..................19
          Section 3.3       Notice of Redemption....................................19
          Section 3.4       Effect of Notice of Redemption..........................20
          Section 3.5       Deposit of Redemption Price.............................21
          Section 3.6       Securities Redeemed in Part.............................21

ARTICLE IV.COVENANTS................................................................21
          Section 4.1       Payment of Principal and Interest.......................21
          Section 4.2       SEC Reports.............................................22
          Section 4.3       Compliance Certificate..................................22
          Section 4.4       Stay, Extension and Usury Laws..........................23
          Section 4.5       Corporate Existence.....................................23
          Section 4.6       Taxes...................................................23


          Section 4.7       Limitation on Secured Debt. ............................23
          Section 4.8       Limitation on Sale and Leaseback........................25
          Section 4.9       Offices For Payments, Etc...............................27
          Section 4.10      Appointment To Fill A Vacancy In Office Of Trustee. ....28
          Section 4.11      Paying Agents...........................................28

ARTICLE V.SUCCESSORS................................................................29
          Section 5.1       When Company May Merge, Etc.............................29
          Section 5.2       Successor Corporation Substituted.......................29

ARTICLE VI.DEFAULTS AND REMEDIES....................................................30
          Section 6.1       Events of Default.......................................30
          Section 6.2       Acceleration of Maturity; Rescission and Annulment......31
          Section 6.3       Collection of Indebtedness and Suits for Enforcement
                            by Trustee..............................................32
          Section 6.4       Trustee May File Proofs of Claim........................33
          Section 6.5       Trustee May Enforce Claims Without Possession
                            of Securities...........................................34
          Section 6.6       Application of Money Collected..........................34
          Section 6.7       Limitation on Suits.....................................35
          Section 6.8       Unconditional Right of Holders to Receive Principal
                            and Interest............................................35
          Section 6.9       Restoration of Rights and Remedies......................35
          Section 6.10      Rights and Remedies Cumulative..........................36
          Section 6.11      Delay or Omission Not Waiver............................36
          Section 6.12      Control by Holders......................................36
          Section 6.13      Waiver of Past Defaults.................................37
          Section 6.14      Undertaking for Costs...................................37

ARTICLE VII.TRUSTEE.................................................................37
          Section 7.1       Duties of Trustee.......................................37
          Section 7.2       Rights of Trustee.......................................39
          Section 7.3       Individual Rights of Trustee............................39
          Section 7.4       Trustee's Disclaimer....................................39
          Section 7.5       Notice of Defaults......................................40
          Section 7.6       Reports by Trustee to Holders...........................40
          Section 7.7       Compensation and Indemnity..............................40
          Section 7.8       Replacement of Trustee..................................41
          Section 7.9       Successor Trustee by Merger, etc........................42
          Section 7.10      Eligibility; Disqualification...........................42
          Section 7.11      Preferential Collection of Claims Against Company.......42

ARTICLE VIII.SATISFACTION AND DISCHARGE; DEFEASANCE.................................42


          Section 8.1       Satisfaction and Discharge of Indenture.................42
          Section 8.2       Application of Trust Funds; Indemnification.............44
          Section 8.3       Legal Defeasance of Securities of any Series............44
          Section 8.4       Covenant Defeasance.....................................46
          Section 8.5       Repayment to Company....................................47
          Section 8.6       Reinstatement of Company's Obligations..................47

ARTICLE IX.AMENDMENTS AND WAIVERS...................................................48
          Section 9.1       Without Consent of Holders..............................48
          Section 9.2       With Consent of Holders.................................48
          Section 9.3       Limitations.............................................49
          Section 9.4       Compliance with Trust Indenture Act.....................50
          Section 9.5       Revocation and Effect of Consents.......................50
          Section 9.6       Notation on or Exchange of Securities...................50
          Section 9.7       Trustee Protected.......................................50

ARTICLE X.MISCELLANEOUS.............................................................51
          Section 10.1      Trust Indenture Act Controls............................51
          Section 10.2      Notices.................................................51
          Section 10.3      Communication by Holders with Other Holders.............52
          Section 10.4      Certificate and Opinion as to Conditions Precedent......52
          Section 10.5      Statements Required in Certificate or Opinion...........52
          Section 10.6      Rules by Trustee and Agents.............................52
          Section 10.7      Legal Holidays..........................................53
          Section 10.8      No Recourse Against Others..............................53
          Section 10.9      Counterparts............................................53
          Section 10.10     Governing Laws..........................................53
          Section 10.11     No Adverse Interpretation of Other Agreements...........53
          Section 10.12     Successors..............................................53
          Section 10.13     Severability............................................53
          Section 10.14     Table of Contents, Headings, Etc........................54
          Section 10.15     Securities in a Foreign Currency or in ECU..............54
          Section 10.16     Judgment Currency.......................................55

ARTICLE XI.SINKING FUNDS............................................................55
          Section 11.1      Applicability of Article................................55
          Section 11.2      Satisfaction of Sinking Fund Payments with Securities...56
          Section 11.3      Redemption of Securities for Sinking Fund...............56


                                IDEX CORPORATION

         Reconciliation and tie between Trust Indenture Act of 1939 and
                     Indenture, dated as of February, 1998


Section 310(a)(1)   ...........................................  7.10
(a)(2)              ...........................................  7.10
(a)(3)              ...........................................  Not Applicable
(a)(4)              ...........................................  Not Applicable
(a)(5)              ...........................................  7.10
(b)                 ...........................................  7.10
Section 311(a)      ...........................................  7.11
(b)                 ...........................................  7.11
(c)                 ...........................................  Not Applicable
Section 312(a)      ...........................................  2.6
(b)                 ...........................................  10.3
(c)                 ...........................................  10.3
Section 313(a)      ...........................................  7.6
(b)(1)              ...........................................  7.6
(b)(2)              ...........................................  7.6
(c)(1)              ...........................................  7.6
(d)                 ...........................................  7.6
Section 314(a)      ...........................................  4.2, 10.5
(b)                 ...........................................  Not Applicable
(c)(1)              ...........................................  10.4
(c)(2)              ...........................................  10.4
(c)(3)              ...........................................  Not Applicable
(d)                 ...........................................  Not Applicable
(e)                 ...........................................  10.5
(f)                 ...........................................  Not Applicable
Section 315(a)      ...........................................  7.1
(b)                 ...........................................  7.5
(c)                 ...........................................  7.1
(d)                 ...........................................  7.1
(e)                 ...........................................  6.14
Section 316(a)      ...........................................  2.10
(a)(1)(A)           ...........................................  6.12
(a)(1)(B)           ...........................................  6.13
(b)                 ...........................................  6.8
Section 317(a)(1)   ...........................................  6.3
(a)(2)              ...........................................  6.4
(b)                 ...........................................  2.5
Section 318(a)      ...........................................  10.1

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

        Indenture dated as of February 23, 1998 between IDEX Corporation, a Delaware corporation ("Company"), and Norwest Bank Minnesota, National Association ("Trustee").

        Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

                                  ARTICLE I.

                  DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.1  Definitions.

        "Additional Amounts" means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified therein and which are owing to such Holders.

        "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common
control with such specified person.   For the purposes of this definition,
"control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

        "Agent" means any Registrar, Paying Agent or Service Agent.

        "Authorized Newspaper" means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given by the Trustee shall constitute a sufficient publication of such notice.

        "Bearer" means anyone in possession from time to time of a Bearer Security.

        "Bearer Security" means any Security, including any interest coupon appertaining thereto, that does not provide for the identification of the Holder thereof.

        "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

        "Business Day" means, unless otherwise provided by Board Resolution, Officers' Certificate or supplemental indenture hereto for a particular Series, any day except a Saturday, Sunday or a legal holiday in The City of New York or the City of Chicago, Illinois on which banking institutions are authorized or required by law, regulation or executive order to close.

        "Capital Stock" means and includes any and all shares, interests, participations or other equivalents (however designated) of ownership in a corporation or other Person.

        "Capitalization" means with respect to a Person the total of (a) Funded Debt, (b) the par value or, in the case of Capital Stock with no par value, a value stated on the books, of all outstanding shares of Capital Stock, (c) the paid-in surplus and retained earnings (or minus the net surplus deficit, as the case may be), (d) deferred taxes and deferred investment tax credits, (e) Capitalized Rent and (f) minority interests in Subsidiaries, of such Person.

        "Capitalized Rent" means the present value (discounted semi-annually at a discount rate equal to the weighted average rate of interest borne by the Securities then Outstanding) of the total net amount of rent payable for the remaining term of any lease of property by the Company (including any period for which such lease has been extended); provided, however, that no such rental obligation shall be deemed to be Capitalized Rent unless the lease resulted from a Sale and Leaseback Transaction. The total net amount of rent payable under any lease for any period shall be the total amount of the rent payable by the lessee with respect to such period but shall not include amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates, sewer rates and similar charges.

        "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

        "Company Order" means a written order signed in the name of the Company by two Officers, one of whom must be the Company's principal executive officer, principal financial officer or principal accounting officer.

        "Company Request" means a written request signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

        "Consolidated Capitalization" means the Capitalization of the Company and its Subsidiaries determined on a consolidated basis as of the end of the Company's then most recently reported fiscal year or quarter, as the case may be, including minority interests in Subsidiaries.

        "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered.
        "Debt" means with respect to a Person all obligations of such Person for borrowed money and all such obligations of any other Person for borrowed money guaranteed by such Person.

        "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

        "Depository" means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depository for such Series by the Company, which Depository shall be a clearing agency which (i) credits beneficial interests in such Global Securities to its participating organizations through a computerized book-entry system and (ii) if located in the United States, is registered under the Exchange Act; and if at any time there is more than one such person, "Depository" as used with respect to the Securities of any Series shall mean the Depository with respect to the Securities of such Series.

        "Discount Security" means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.

        "Dollars" means the currency of The United States of America.

        "ECU" means the European Currency Unit as determined by the Commission of the European Union.

        "Eligible Obligations" shall mean obligations as a result of the deposit of which (along with the simultaneous deposit, if any, of money or U.S. Government Obligations or Foreign Government Obligations or any of them) the Securities will be rated in the highest generic long-term debt rating category assigned by one or more nationally recognized rating agencies to debt with respect to which the issuer thereof has been released from its obligations to the same extent that the Company has been released from its obligations under this Indenture pursuant to the defeasance provision of this Indenture.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Foreign Currency" means any currency or currency unit issued by a government other than the government of The United States of America.

        "Foreign Government Obligations" means with respect to Securities of any Series that are denominated in a Foreign Currency, (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.
        "Funded Debt" means any Debt maturing by its terms more than one year from its date of issuance (notwithstanding that any portion of such Debt is included in current liabilities).

        "Global Security" or "Global Securities" means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities, issued to the Depository for such Series or its nominee, and registered in the name of such Depository or nominee.

        "Holder" or "Securityholder" means a person in whose name a Security is registered or the holder of a Bearer Security.

        "Indenture" means this Indenture as amended from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.

        "interest" with respect to any Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

        "Lien" means any mortgage, pledge, security interest, lien, charge or other encumbrance.

        "Maturity," when used with respect to any Security or installment of principal thereof or interest thereon, means the date on which the principal of such Security or such installment of principal or interest becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

        "Officer" means the Chairman of the Board, any President, any Vice President, the Treasurer, the Secretary, the Controller, any Assistant Treasurer or any Assistant Secretary of the Company.

        "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Company's principal executive officer, principal financial officer, principal accounting officer or Treasurer.

        "Opinion of Counsel" means a written opinion of legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

        "Outstanding" when used with reference to Securities shall mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

           (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

           (b) Subject to Article VIII, Securities with respect to which the provisions of Sections 8.1, 8.3 or 8.4 have been satisfied; provided that if such securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

           (c) Securities in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.8.

        In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.2.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "principal" of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Security.

        "Property" means any directly-held interest of a Person in any kind of property or asset, whether real, personal or mixed and whether tangible or intangible, and includes Capital Stock of a Subsidiary or other Person.

        "Redemption Date" when used with respect to any Security to be redeemed shall mean the date fixed for such redemption by or pursuant to this Indenture.

        "Redemption Price" shall mean the amount payable for the redemption of any Security on the Redemption Date, and shall always include interest accrued and unpaid to the Redemption Date and any Additional Amounts payable with respect thereto, unless otherwise specifically provided.

        "Registered Security" means any Security registered on the Security Register of the Company.

        "Responsible Officer" means any officer of the Trustee in its Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

        "Sale and Leaseback Transaction" means any arrangement with any Person other than a Tax Consolidated Subsidiary providing for the leasing (as lessee) by the Company of any property (except for temporary leases for a term, including any renewal thereof, of not more than three years (provided that any such temporary lease may be for a term of up to five years if (a) the Board of Directors reasonably finds such term to be in the best interest of the Company and (b) the primary purpose of the transaction of which such lease is a part is not to provide funds to or financing for the Company)), which property has been or is to be sold or transferred by the Company (i) to any subsidiary of the Company in contemplation of or in connection with such arrangement or (ii) to such other Person.

        "SEC" means the Securities and Exchange Commission.

        "Secured Debt" means Debt of the Company or any Subsidiary secured by any Lien on property (including Capital Stock or indebtedness of Subsidiaries of the Company) owned by the Company or any Subsidiary.

        "Securities" means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

        "Series" or "Series of Securities" means each Series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.1 and 2.2 hereof.

        "Significant Subsidiary" means (i) any direct or indirect Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such regulation is in effect on the date hereof, or (ii) any group of direct or indirect Subsidiaries of the Company that, taken together as a group, would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such regulation is in effect on the date hereof.

        "Stated Maturity" when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

        "Subsidiary" means a Person which is consolidated with the Company in accordance with generally accepted accounting principles.

        "Tax Consolidated Subsidiary" means a subsidiary of the Company with which, at the time a Sale and Leaseback Transaction is entered into by the Company, the Company would be entitled to file a consolidated federal income tax return.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

        "Trustee" means the person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, "Trustee" as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

        "U.S. Government Obligations" means securities which are (i) direct obligations of The United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by The United States of America, and which in the case of
(i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

     Section 1.2  Other Definitions.

TERM                                       DEFINED IN
                                                  SECTION
"Bankruptcy Law"                                    6.1
"Custodian"                                         6.1
"Event of Default"                                  6.1
"Journal"                                          10.15
"Judgment Currency"                                10.16
"Legal Holiday"                                    10.7
"mandatory sinking fund payment"                   11.1
"Market Exchange Rate"                             10.15
"New York Banking Day"                             10.16
"optional sinking fund payment"                    11.1
"Paying Agent"                                      2.4
"Registrar"                                         2.4
"Required Currency"                                10.16
"Service Agent"                                     2.4
"successor person"                                  5.1


     Section 1.3  Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                        "Commission" means the SEC.

                        "indenture securities" means the Securities.

                        "indenture security holder" means a Securityholder.

                        "indenture to be qualified" means this Indenture.

                        "indenture trustee" or "institutional trustee" means the Trustee.

                        "obligor" on the indenture securities means the Company and any successor obligor upon the Securities.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

     Section 1.4  Rules of Construction.

           Unless the context otherwise requires:

           (1)  a term has the meaning assigned to it;


           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

           (3) references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect as of the time when and for the period as to which such accounting principles are to be applied;

           (4)  "or" is not exclusive;

           (5) words in the singular include the plural, and in the plural include the singular; and

           (6)  provisions apply to successive events and transactions.

                                 ARTICLE II.

                                THE SECURITIES

      Section 1.5  Issuable in Series.

        The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officers' Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officers' Certificate or supplemental indenture may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

      Section 1.6  Establishment of Terms of Series of Securities.

        At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.2.1, and either as to such Securities within the Series or as to the Series generally, in the case of Subsections 2.2.2 through 2.2.22) by a Board Resolution, a supplemental indenture or an Officers' Certificate pursuant to authority granted under a Board Resolution:

        1.6.1 the title of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

        1.6.2 the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

        1.6.3 any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 3.6 or 9.6);

        1.6.4 the date or dates on which the principal of the Securities of the Series is payable;

        1.6.5 the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

        1.6.6 the place or places where the principal of, premium, if any, and interest, if any, on the Securities of the Series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

        1.6.7 if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

        1.6.8 the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

        1.6.9 the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

        1.6.10 if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

        1.6.11 the forms of the Securities of the Series in bearer or fully registered form, and whether the Securities will be issuable as Global Securities;

        1.6.12 if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2;

        1.6.13 the currency of denomination of the Securities of the Series, which may be Dollars or any Foreign Currency, including, but not limited to, the ECU, and if such currency of denomination is a composite currency other than the ECU, the agency or organization, if any, responsible for overseeing such composite currency;

        1.6.14 the designation of the currency, currencies or currency units in which payment of the principal of, premium, if any, and interest, if any, on the Securities of the Series will be made;

        1.6.15 if payments of principal of, premium, if any, or interest, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

        1.6.16 the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies other than that in which the Securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

        1.6.17 the provisions, if any, relating to any security provided for the Securities of the Series;

        1.6.18 the provisions, if any, relating to the subordination the Securities of the Series;

        1.6.19 the provisions, if any, relating to restrictions on transfer of the Securities of the Series;

        1.6.20 any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.2;

        1.6.21 any addition to or change in the covenants set forth in Articles IV or V which applies to Securities of the Series;

        1.6.22 any other terms of the Securities of the Series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1, but which may modify or delete any provision of this Indenture insofar as it applies to such Series); and

        1.6.23 the Depository, if any, and any interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein.

        All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers' Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officers' Certificate.

     Section 1.7  Execution and Authentication.

        Two Officers shall sign the Securities for the Company by manual or facsimile signature.

        If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

        A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

        The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers' Certificate, upon receipt by the Trustee of a Company Order. Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officers' Certificate.

        The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers' Certificate delivered pursuant to Section 2.2, except as provided in
Section 2.8.

        Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on: (a) the Board Resolution, supplemental indenture hereto or Officers' Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of

Securities within that Series and (b) an Officers' Certificate complying with Section 10.4.

        The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

     Section 1.8  Registrar and Paying Agent.

        The Company shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to
Section 2.2, an office or agency where Securities of such Series may be presented or surrendered for payment ("Paying Agent"), where Securities of such Series may be surrendered for registration of transfer or exchange ("Registrar") and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be served ("Service Agent"). The Registrar shall keep a register with respect to each Series of Securities and their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Service Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.2 for Securities of any Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent. The term "Registrar" includes any co-registrar; the term "Paying Agent" includes any additional paying agent; and the term "Service Agent" includes any additional service agent.

        The Company hereby appoints the Trustee the initial Registrar, Paying Agent and Service Agent for each Series unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

     Section 1.9  Paying Agent to Hold Money in Trust.

        The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent.

     Section 1.10  Securityholder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities issued in fully registered form and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities issued in fully registered form.

     Section 1.11  Transfer and Exchange.

        Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.6 or 9.6).

        Neither the Company nor the Registrar shall be required to (a) issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, (b) register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part, or (c) transfer, register the transfer of, or exchange Securities of any Series that contain transfer restrictions, unless and until all such restrictions are removed or satisfied.

     Section 1.12  Mutilated, Destroyed, Lost and Stolen Securities.

        If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and
(ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

        Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 1.13  Outstanding Securities.

        The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.

        If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

        If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

        A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

        In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

     Section 1.14  Treasury Securities.

        In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities of a Series that the Trustee knows are so owned shall be so disregarded.

     Section 1.15  Temporary Securities.

        Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a Company Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee upon request shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary securities shall have the same rights under this Indenture as the definitive Securities.

     Section 1.16  Cancellation.

        The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Company, unless the Company otherwise directs. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

     Section 1.17  Defaulted Interest.

        If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Securityholders of the Series on a subsequent special record date. The Company shall fix the record date and payment date. At least 30 days before the record date, the Company shall mail to the Trustee and to each Securityholder of the Series a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

     Section 1.18  Global Securities.

        1.18.1 Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officers' Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depository for such Global Security or Securities.

        1.18.2 Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.7 of the Indenture and in addition thereto, any Global Security held by a Depository in the United States shall be exchangeable pursuant to Section 2.7 of the Indenture for Securities registered in the names of Holders other than the Depository for such Security or its nominee only if
(i) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depository within 90 days of such event, (ii) the Company executes and delivers to the Trustee an Officers' Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have happened and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depository shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

        Except as provided in this Section 2.14.2, a Global Security held by a Depository in the United States may not be transferred except as a whole by the Depository with respect to such

Global Security to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.

        1.18.3 Legend. Any Global Security issued hereunder to a Depository in the United States shall bear a legend in substantially the following form:

        "This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. Unless this certificate is presented by an authorized representative of the Depository to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

        1.18.4 Acts of Holders. The Depository, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

        1.18.5 Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of, premium, if any, and interest, if any, on any Global Security shall be made to the Holder thereof.

        1.18.6 Consents, Declaration and Directions.  Except as provided in
Section 2.14.5, the Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depository with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

     Section 1.19  CUSIP, ISIN and Common Code Numbers.

        The Company in issuing the Securities may use "CUSIP," "ISIN" or "Common Code" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP," "ISIN" or "Common Code" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                 ARTICLE III.

                                  REDEMPTION

     Section 1.20  Notice to Trustee.

        If the Company elects to redeem Securities pursuant to the optional redemption provisions, if any, set forth in such Securities, it shall furnish to the Trustee an Officers' Certificate setting forth the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.

        If Securities of any Series by their terms are redeemable pursuant to the operation of a sinking fund or pursuant to another mandatory redemption provision of the Securities, the Company shall notify the Trustee by an Officers' Certificate of the amount of the next sinking fund payment or amount required to satisfy such mandatory redemption payment and the portion of such payment which is to be satisfied by delivering and crediting Securities of the same Series pursuant to Section 3.5

        If the Company elects to reduce pursuant to the terms of such Securities the principal amount of Securities to be redeemed, it shall notify the Trustee by Officers' Certificate of the amount of the reduction and the basis for it. If the Company elects to credit against any such redemption Securities of the same Series it has not previously delivered to the Trustee for cancellation, it shall deliver the Securities with such Officers' Certificate.

        The Company shall provide to the Trustee each notice or Officers' Certificate provided for in this Section at least 45 days (unless a shorter period shall be satisfactory to the Trustee) but not more than 60 days before the applicable Redemption Date.

        If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption or repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Securities held by each Holder.

     Section 1.21  Selection of Securities to be Redeemed.

        Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officers' Certificate, if less than all the Securities of a Series are to be redeemed, the Trustee shall select the Securities of the Series to be redeemed on a pro rata basis or in any manner that the Trustee deems fair and appropriate. The Trustee shall make the selection from Securities of the Series outstanding not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of Securities of the Series that have denominations larger than $1,000. Securities of the Series and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to Section 2.2.10, the minimum principal denomination for each Series and integral multiples thereof. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.

     Section 1.22  Notice of Redemption.

        The Company shall give notice of a redemption at least 30 days but not more than 60 days before the Redemption Date, with respect to Registered Securities, by mailing a notice of redemption to each Holder of Registered Securities of such Series to be redeemed at such Holder's address as it appears on the Securities register maintained by the Registrar and, with respect to Bearer Securities, by publishing in an Authorized Newspaper notice of such redemption on two separate days.

        The notice shall identify the Securities to be redeemed and shall state:

        (1)  the Redemption Date;

        (2)  the Redemption Price;

        (3)  the name and address of the Paying Agent;

        (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

        (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities to be redeemed;

        (6) if any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on or after the Redemption Date, upon surrender of such Security, a new Security or Securities of the same Series in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Securityholder;

        (7) if less than all of the Securities of a Series are to be redeemed, the identification of the particular Securities of such Series (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities of such Series to be redeemed and the aggregate principal amount of Securities of such Series estimated to be outstanding after such partial redemption; and

        (8)  the CUSIP number of the Securities, if any.  The
             Trustee shall not be responsible for the correctness or accuracy of any such CUSIP number.

        At the Company's request, the Trustee shall give the notice of redemption in the name and at the expense of the Company. In such event, the Company shall provide the Trustee with the information required by this Section and shall provide notice of such redemption to the Trustee at least 45 days prior to the Redemption Date (unless a shorter period shall be satisfactory to the Trustee). If such notice is given by the Company, the Company shall provide a copy of such notice given to the Holders to the Trustee and any Paying Agent at least 2 days prior to the date such notice is given to such Holders, but in any event at least 15 days prior to the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

     Section 1.23  Effect of Notice of Redemption.

        Once notice of redemption is mailed, Securities of the Series called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest to the Redemption Date and any Additional Amounts with respect thereto; provided, however, that if the Stated Maturity with respect to an interest payment on any such Security occurs on or prior to the Redemption Date, such interest and any Additional Amounts shall be payable, in the case of Bearer Securities, to bearers of the coupons for such interest and Additional Amounts upon surrender thereof and, in the case of Registered Securities, to the Holders of such Series of Securities, registered as such, at the close of business on the relevant record date for the payment of such installment of interest and Additional Amounts.

        Notice of redemption shall be deemed to be given when mailed or first published, as the case may be, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of the Securities.

     Section 1.24  Deposit of Redemption Price.

        On or prior to the Redemption Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or if the Company or a Subsidiary of the Company is acting as the Paying Agent, set aside, segregate and hold in trust, as provided herein) in immediately available funds money sufficient to pay the Redemption Price of and accrued and unpaid interest, if any, on all Securities to be redeemed on that date.

        If the Company complies with the preceding paragraph, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the Redemption Date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities for the applicable Series.

        If any Security by its terms permits any sinking fund payment obligation to be satisfied by delivering and crediting Securities, the Company shall deliver such Securities to the Trustee for crediting against such payment obligation in accordance with the terms of such Securities and this Indenture.

     Section 1.25  Securities Redeemed in Part.

        Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security of the same Series equal in principal amount to the unredeemed portion of the Security surrendered.

        If a Security in global form is surrendered upon redemption in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Depository for such Security, upon receipt of a Company Order to the Trustee with respect thereto, without service charge, a new Security in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered.

                                 ARTICLE IV.

                                  COVENANTS

     Section 1.26  Payment of Principal and Interest.

        The Company will punctually pay the principal of, interest and Additional Amounts, if any, on the Securities on the dates and in the manner provided in the Securities, any coupons appertaining thereto and this Indenture. Principal, interest and any Additional Amounts shall be considered paid on the date due if the Paying Agent (other than the Company or any of its Subsidiaries) holds on that date money sufficient to pay all principal, interest and any Additional Amounts then due.

        Any interest due on and any Additional Amounts payable in respect of Bearer Securities on or before their Maturity, in respect of the principal of such a Security, shall be payable only upon presentation and surrender of those coupons evidencing such interest installments as have become due.

        The Company shall pay interest on overdue principal and, to the extent lawful, interest on overdue installments of interest or Additional Amounts, if any, at the rate borne by such Securities.

        In the event a Bearer Security of any Series is surrendered or exchanged for a Registered Security of such Series after the close of business (at an office or agency in a place of payment for such Series) on any record date established to determine the Person to whom interest or any Additional Amounts are payable on the next following interest payment date therefor and before the opening of business (at such office or agency) on such subsequent interest payment date, such Bearer Security shall be surrendered without the coupon relating to such subsequent interest payment date, and interest will not be payable on such subsequent interest payment date in respect of the Registered Security issued in exchange of such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

     Section 1.27  SEC Reports.

        The Company shall deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA
Section 314(a).

     Section 1.28  Compliance Certificate.

        The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge).

        The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     Section 1.29  Stay, Extension and Usury Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

     Section 1.30  Corporate Existence.

        Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Significant Subsidiary in accordance with the respective organizational documents of each Significant Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Significant Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

     Section 1.31  Taxes.

        The Company shall, and shall cause each of its Significant Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.


     Section 1.32  Limitation on Secured Debt.

        So long as any of the Securities remain Outstanding, the Company will not, nor will it permit its Subsidiaries to, create or incur any Secured Debt without in any such case effectively providing concurrently with the creation or incurrence of any such Secured Debt that the Securities then Outstanding (together with, if the Company shall so determine, any other Debt of or guaranteed by the Company ranking equally with the Securities and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the Company, prior to) such Secured Debt, unless immediately after the incurrence of such Secured Debt (and after giving effect to the application of the proceeds, if any, therefrom), the aggregate principal amount of all such Secured Debt, together with the aggregate amount of Capitalized Rent in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions described in clauses (a) to (e), inclusive, of Section 4.8), would not exceed 10% of Consolidated Capitalization; provided, however, that the foregoing restrictions shall not apply to, and there shall be excluded in computing Secured Debt for the purpose of such restrictions, Secured Debt secured by:

     (1) Liens on property existing at the time of acquisition of such property by the Company or a Subsidiary, or Liens to secure the payment of all or any part of the purchase price of property acquired or constructed by the Company or a Subsidiary (including any improvements to existing property) created at the time of or within 120 days following the acquisition or construction of such property by the Company, or Liens to secure any Secured Debt incurred by the Company or a Subsidiary prior to, at the time of or within 120 days following the acquisition of such property which Secured Debt is incurred for the purpose of financing all or any part of purchase price thereof; provided, however, that in the case of any such acquisition, the Lien shall not apply to any property theretofore owned by the Company or a Subsidiary (including property transferred by the Company to any Subsidiary in contemplation of or in connection with the creation of such Lien) or to any property of the Company or a Subsidiary other than the property so acquired (other than, in the case of construction or improvement, any theretofore unimproved real property or portions thereof on which the property so constructed, or the improvement, is located);

     (2) Liens on property of a Person (i) existing at the time such Person is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Company or a Subsidiary, (ii) resulting from such merger, consolidation, sale, lease or disposition by virtue of any Lien on property granted by the Company or a Subsidiary prior to such merger, consolidation, sale, lease or disposition (and not in contemplation thereof or in connection therewith) which applies to after-acquired property of the Company or a Subsidiary or (iii) resulting from such merger, consolidation, sale, lease or disposition pursuant to a Lien or contractual provision granted or entered into by such Person prior to such merger, consolidation, sale, lease or disposition (and not at the request of the Company); provided, however, that any such Lien referred to in clause (i) shall not apply to any property of the Company or a Subsidiary other than the property subject thereto at the time such Person or properties were acquired and any such Lien referred to in clause (ii) or (iii) shall not apply to any property of the Company or a Subsidiary other than the property so acquired;

     (3) Liens existing on the date of this Indenture;

     (4) Liens in favor of a government or governmental entity to secure partial progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such Liens (including, without limitation, Liens incurred in connection with pollution control, industrial revenue, private activity bond or similar financing);

     (5) Liens arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which Lien is required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, franchise, license or permit;

     (6) Liens for taxes, assessments or governmental charges or levies not yet delinquent or governmental charges or levies already delinquent, the validity of which charge or levy is being contested in good faith and for which any reserves required in accordance with generally accepted accounting principles have been established;

     (7) Liens (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed and for which any reserves required in accordance with generally accepted accounting principles have been established; and

     (8) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (a) to (g), inclusive; provided, however, that the principal amount of Secured Debt secured thereby shall not exceed the principal amount of Secured Debt secured thereby at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements to such property).

  Section 1.33 Limitation on Sale and Leaseback.

     So long as any of the Securities remain Outstanding, the Company will not, nor will it permit its Subsidiaries to, enter into any Sale and Leaseback Transaction unless immediately thereafter (and after giving effect to the application of the proceeds, if any, therefrom), the aggregate amount of Capitalized Rent in respect of Sale and Leaseback Transactions, together with the aggregate principal amount of all Secured Debt (other than Secured Debt described in clauses (a) to (h), inclusive, of Section 4.7), would not exceed 10% of Consolidated Capitalization; provided, however, that the foregoing restrictions shall not apply to, and there shall be excluded in computing the aggregate amount of Capitalized Rent for the purpose of such restrictions, the following Sale and Leaseback Transactions:

     (1) any Sale and Leaseback Transaction entered into to finance the payment of all or any part of the purchase price of property acquired or constructed by the Company or a Subsidiary (including any improvements to existing property) or entered into prior to, at the time of or within 120 days after the acquisition or construction of such property, which Sale and Leaseback Transaction is entered into for the purpose of financing all or part of the purchase or construction price thereof; provided, however, that in the case of any such acquisition, such Sale and Leaseback Transaction shall not involve any property transferred by the Company to a Subsidiary in contemplation of or in connection with such Sale and Leaseback Transaction or involve any property of the Company or a Subsidiary other than the property so acquired (other than, in the case of construction or improvement, any theretofore unimproved real property or portion thereof on which the property so constructed, or the improvement, is located);

     (2) any Sale and Leaseback Transaction involving property of a Person existing at the time such Person is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Company or a Subsidiary.

     (3) any Sale and Leaseback Transaction in which the lessor is a government or governmental entity and which Sale and Leaseback Transaction is entered into to secure partial progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the cost of constructing or improving the property subject to such Sale and Leaseback Transaction (including, without limitation, Sale and Leaseback Transactions incurred in connection with pollution control, industrial revenue, private activity bond or similar financing);

     (4) any Sale and Leaseback Transaction involving the extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of a lease pursuant to a Sale and Leaseback Transaction referred to in the foregoing clauses (a) to (c), inclusive; provided, however, that such lease extension, renewal or replacement shall be limited to all or any part of the same property leased under the lease so extended, renewed or replaced (plus improvements to such property); and

     (5) any Sale and Leaseback Transaction the net proceeds of which are at least equal to the fair value (as determined by the Board of Directors) of the property leased pursuant to such Sale and Leaseback Transaction, so long as within 120 days of the effective date of such Sale and Leaseback Transaction, the Company or the Subsidiary applies (or irrevocably commits to an escrow account for the purpose or purposes hereinafter mentioned) as amount equal to the net proceeds of such Sale and Leaseback Transaction to either (x) the purchase of other property having a fair value at least equal to the fair value of the property leased in such Sale and Leaseback Transaction and having a similar utility and function, or (y) the retirement or repayment (other than any mandatory retirement or repayment at maturity) of (i) Securities, (ii) other Funded Debt of the Company which ranks prior to or on a parity with the Securities or (iii) indebtedness of any Subsidiary maturing by its terms more than one year from its date of issuance (notwithstanding that any portion of such indebtedness is included in current liabilities) or preferred stock of any Subsidiary (other than any such indebtedness owed to or preferred stock owned by the Company or any Subsidiary); provided, however, that in lieu of applying an amount equivalent to all or any part of such net proceeds to such retirement or repayment (or committing such an amount to an escrow account for such purpose), the Company or a Subsidiary may deliver to the Trustee Outstanding Securities and thereby reduce the amount to be applied pursuant to (y) of this clause (e) by an amount equivalent to the aggregate principal amount of the Securities so delivered.

  Section 1.34 Offices For Payments, Etc.

     So long as any Registered Securities are outstanding hereunder, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Registered Securities of each Series may be presented for payment, exchange or transfer, as in this Indenture provided and where notices and demands to or upon the Company in respect of the Securities of any Series, the Coupons appertaining thereto or this Indenture may be served.

     In the event that the Company shall issue any Bearer Securities, it will maintain one or more offices or agencies in a city or cities located outside the United States (including any city in which such an office or agency is required to be maintained under the rules of any stock exchange on which the Securities of any Series are listed) where the Bearer Securities, if any, of each Series and Coupons, if any, appertaining thereto may be presented for payment. No payment on any Bearer Security or Coupon will be made upon presentation of such Bearer Security or Coupon at an office or agency of the Company within the United States, nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect such payment can be made without adverse tax consequences to the Company. Notwithstanding the foregoing, payments in Dollars on Bearer Securities of any Series and Coupons appertaining thereto which are payable in Dollars may be made at an office or agency of the Company maintained in the Borough of Manhattan, The
City of New York, if such payment in Dollars at each office or agency maintained by the Company outside the United States for payment on such Bearer Securities is illegal or effectively precluded by exchange controls or other similar restrictions.

     The Company shall give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. In case the Company shall fail to maintain any office or agency required by this Section
4.9 to be located in the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location of any of the above offices or agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

     The Company may from time to time designate one or more additional offices or agencies where the Securities of any Series and any Coupons appertaining thereto may be presented for payment, where the Securities of such Series may be presented for exchange as in this Indenture provided and where the Registered Securities of such Series may be presented for registration of transfer as in this Indenture provided, and the Company may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain any office or agency required to be provided for in this Section. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof.

  Section 1.35 Appointment To Fill A Vacancy In Office Of Trustee.

     The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.8, a Trustee, so that there shall at all times be a Trustee with respect to each Series of Securities hereunder.

  Section 1.36 Paying Agents.

     In the event the Company appoints a paying agent other than the Trustee with respect to the Securities of any Series, it shall cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

     (1) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such Series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such Series) in trust for the benefit of the Holders of the Securities of such Series and the Coupons appertaining thereto, if any, or of the Trustee, and

     (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such Series) to make any payment of the principal of or interest on the Securities of such Series when the same shall be due and payable, and

     (3) that at any time during the continuance of any such failure referred to in the foregoing paragraph (b), it will upon written request of the Trustee forthwith pay to the Trustee all sums so held in trust by such agent.

     The Company shall, on or prior to the applicable Stated Maturities with respect to principal of or interest on the Securities of any Series, deposit with the paying agent a sum sufficient to pay such principal or interest so maturing, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

     If the Company acts as its own paying agent with respect to the Securities of any Series, it shall, on or before the applicable Stated Maturities with respect to principal of or interest on the Securities of such Series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such Series or the Coupons, if any, appertaining thereto, a sum sufficient to pay such principal or interest so becoming due. The Company shall promptly notify the Trustee of any failure to take such action.

     Nothing in this Section 4.9 shall prevent the Company from satisfying, discharging or defeasing its obligations hereunder pursuant to Article VIII.
                                   ARTICLE V.

                                   SUCCESSORS

  Section 1.37 When Company May Merge, Etc.

     The Company shall not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to any Person (a "successor person"), unless:

     (i) the successor person (if any) is a corporation, partnership or trust organized and validly existing under the laws of the U.S., any State or the District of Columbia and any successor person expressly assumes the Company's obligations on the Securities and under this Indenture;

     (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

     (iii) if properties or assets of the Company become subject to a mortgage not otherwise permitted by this Indenture, the Company or such successor person, as the case may be, takes such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

     (iv) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating compliance with these provisions.

  Section 1.38 Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest, if any, on the Securities.

                                  ARTICLE VI.

                             DEFAULTS AND REMEDIES

  Section 1.39 Events of Default.

     "Event of Default," wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officers' Certificate, it is provided that such Series shall not have the benefit of said Event of Default:

     (1) default in the payment of any interest on any Security of that Series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent prior to the expiration of such period of 30 days); or

     (2) default in the payment of the principal of, or premium, if any, on, any Security of that Series at its Maturity; or

     (3) default in the deposit of any sinking fund payment, when and as due in respect of any Security of that Series; or

     (4) default in the performance or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty that has been included in this Indenture solely for the benefit of Series of Securities other than that Series), which default continues uncured for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of the outstanding Securities of that Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

           (5) (i) a default occurs under any instrument (including this Indenture) under which there is at the time outstanding, or by which there may be secured or evidenced, any indebtedness of the Company for money borrowed by the Company (other than non-recourse indebtedness) which results in acceleration (whether by declaration or automatically) of, or the non-payment at maturity (after giving effect to any applicable grace period) of, such indebtedness in an aggregate amount exceeding $15,000,000 or, if greater, 2% of Consolidated Capitalization, in which case the Company shall immediately give notice to the Trustee of such acceleration or non-payment and (ii) there shall have been a failure to cure such default or to discharge all such defaulted indebtedness within ten days after notice thereof to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Securities then Outstanding (excluding, if such defaulted indebtedness includes any Series of Securities, such Series of Securities) and such acceleration shall not be rescinded or annulled; provided, however, that it shall not constitute an Event of Default hereunder as long as the Company is contesting any such default or acceleration in good faith and by appropriate proceedings; or

           (6) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

               (1) commences a voluntary case,

               (2) consents to the entry of an order for relief against it in an involuntary case,

               (3) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (4) makes a general assignment for the benefit of its creditors,

               (5) generally is unable to pay its debts as the same become due,

               (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (a) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case,

                   (b) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of its property, or

                   (c) orders the liquidation of the Company or any of its Significant Subsidiaries,

  and the order or decree remains unstayed and in effect for 60 days; or

     (7) any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers' Certificate, in accordance with Section 2.2.20.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar
Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

  Section 1.40 Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.1(f) or (g)) then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities of that Series may declare the principal amount (or, if any Securities of that Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) of and accrued and unpaid interest, if any, on all of the Securities of that Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in
Section 6.1(f) or (g) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after such a declaration of acceleration with respect to any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of 25% in principal amount of the outstanding Securities of that Series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:


     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

          (1)  all overdue interest, if any, on all Securities of that Series,

          (2) the principal of any Securities of that Series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

          (3) to the extent that payment of such interest is lawful, interest upon any overdue principal and overdue interest at the rate or rates prescribed therefor in such Securities, and

          (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

     (2) all Events of Default with respect to Securities of that Series, other than the non-payment of the principal of Securities of that Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

     No such rescission shall affect any subsequent Default or impair any right consequent thereon.

     Section 1.41 Collection of Indebtedness and Suits for Enforcement by
Trustee.

     The Company covenants that if

     (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

     (2) default is made in the payment of principal of any Security at the Maturity thereof, or

     (3) default is made in the deposit of any sinking fund payment when and as due by the terms of a Security,

then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal or any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

     If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Section 1.42 Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (1) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

  Section 1.43 Trustee May Enforce Claims Without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

  Section 1.44 Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     First: To the payment of all amounts due the Trustee under Section 7.7; and

     Second: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind (subject to any subordination provisions applicable to the Securities of any Series), according to the amounts due and payable on such Securities for principal and interest, respectively; and

     Third: To the Company.

  Section 1.45  Limitation on Suits.

     No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

     (2) the Holders of not less than 25% in principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of 25% in principal amount of the outstanding Securities of that Series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

  Section 1.46 Unconditional Right of Holders to Receive Principal and
Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest, if any, on, such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

  Section 1.47 Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

  Section 1.48 Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

  Section 1.49 Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

  Section 1.50 Control by Holders.

     The Holders of 25% in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that

     (1) such direction shall not be in conflict with any rule of law or with this Indenture,

     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

     (3) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

  Section 1.51 Waiver of Past Defaults.

     The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except a Default in the payment of the principal of, premium, if any, or interest, if any, on, any Security of such Series or, if applicable, in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security of such Series affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

  Section 1.52 Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date).

                                  ARTICLE VII.

                                    TRUSTEE

  Section 1.53 Duties of Trustee.

     (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (2) Except during the continuance of an Event of Default:

           (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

           (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers' Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officers' Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers' Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.

           (3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                 (1) This paragraph does not limit the effect of paragraph (b)
            of this Section.

                 (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (3) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series.

           (4) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b) and (c) of this Section.

           (5) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

           (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

           (7) No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

           (8) The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections, immunities and standard of care as are set forth in paragraphs (a), (b) and (c) of this Section with respect to the Trustee.

  Section 1.54 Rights of Trustee.

           (1) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

           (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

           (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depository shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depository.

           (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

           (5) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

           (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

  Section 1.55 Individual Rights of Trustee.

           The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

  Section 1.56 Trustee's Disclaimer.

           The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

  Section 1.57 Notice of Defaults.

     If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Securityholder of the Securities of that Series and, if any Bearer Securities are outstanding, publish on one occasion in an Authorized Newspaper, notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security of any Series, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders of that Series.

  Section 1.58 Reports by Trustee to Holders.

     Within 60 days after May 15 in each year, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the register kept by the Registrar and, if any Bearer Securities are outstanding, publish once in an Authorized Newspaper, a brief report dated as of such May 15, in accordance with, and to the extent required under, TIA Section 313.

     A copy of each report at the time of its mailing to Securityholders of any Series shall be filed with the SEC and each stock exchange on which the Securities of that Series are listed. The Company shall promptly notify the Trustee when Securities of any Series are listed on any stock exchange.

  Section 1.59 Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

     Except as set forth in the next paragraph, the Company shall indemnify the Trustee against any loss, liability or expense (including the cost of defending itself) incurred by it in the performance of its duties under this Indenture as Trustee or Agent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.
The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through negligence or bad faith.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities of that Series.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

  Section 1.60 Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign with respect to the Securities of one or more Series by so notifying the Company. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to Securities of one or more Series if:

     (1) the Trustee fails to comply with Section 7.10;

     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (3) a Custodian or public officer takes charge of the Trustee or its property; or

     (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee with respect to the Securities of any one or more Series fails to comply with Section 7.10, any Securityholder of the applicable Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Securityholder of each such Series and, if any Bearer Securities are outstanding, publish such notice on one occasion in an Authorized Newspaper. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

  Section 1.61 Successor Trustee by Merger, etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

  Section 1.62 Eligibility; Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section  310(b).

  Section 1.63 Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA Section   311(a), excluding any creditor
relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                 ARTICLE VIII.

                     SATISFACTION AND DISCHARGE; DEFEASANCE

  Section 1.64 Satisfaction and Discharge of Indenture.

     This Indenture shall upon Company Order cease to be of further effect (except as hereinafter provided in this Section 8.1), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
     (1) either

           (1) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

           (2) all such Securities not theretofore delivered to the Trustee for cancellation

                        a. have become due and payable, or

                        b. will become due and payable at their Stated Maturity within one year, or

                        c. are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

                        d. are deemed paid and discharged pursuant to Section 8.3, as applicable;

and the Company, in the case of (a), (b) or (c) above, has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;

     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.4, 2.7, 2.8, 8.1 8.2 and 8.5 shall survive.

  Section 1.65 Application of Trust Funds; Indemnification.

     (1) Subject to the provisions of Section 8.5, all money deposited with the Trustee pursuant to Section 8.1, all money and U.S. Government Obligations or Foreign Government Obligations or Eligible Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4 and all money received by the Trustee in respect of U.S. Government Obligations or Foreign Government Obligations or Eligible Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.3 or 8.4.

     (2) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Obligations or Eligible Obligations deposited pursuant to Sections 8.3 or 8.4 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

     (3) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or Foreign Government Obligations or Eligible Obligations or money held by it as provided in Sections 8.3 or 8.4 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or Foreign Government Obligations or Eligible Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations or Foreign Government Obligations or Eligible Obligations held under this Indenture.

  Section 1.66 Legal Defeasance of Securities of any Series.

     Unless this Section 8.3 is otherwise specified, pursuant to Section 2.2.20, to be inapplicable to Securities of any Series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of such Series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as it relates to such outstanding Securities of such Series, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, at Company Request, execute proper instruments acknowledging the same), except as to:

     (1) the rights of Holders of Securities of such Series to receive, from the trust funds described in subparagraph (d) hereof, (i) payment of the principal of and each installment of principal of and interest on the outstanding Securities of such Series on the Stated Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;

     (2) the provisions of Sections 2.4, 2.7, 2.8, 8.2, 8.3 and 8.5; and

     (3) the rights, powers, trust and immunities of the Trustee hereunder;

provided that, the following conditions shall have been satisfied:

     (4) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations or Eligible Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations or Eligible Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund or analogous payments) of and interest, if any, on all the Securities of such Series on the dates such installments of interest or principal are due;

     (5) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

     (6) no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

     (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

     (8) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities of such Series over any other creditors of the company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

     (9) such deposit shall not result in the trust arising from such deposit constituting an investment company (as defined in the Investment Company Act of 1940, as amended), or such trust shall be qualified under such Act or exempt from regulation thereunder; and

     (10) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.

  Section 1.67 Covenant Defeasance.

     Unless this Section 8.4 is otherwise specified pursuant to Section 2.2.20 to be inapplicable to Securities of any Series, on and after the 91st day after the date of the deposit referred to in subparagraph (a) hereof, the Company may omit to comply with any term, provision or condition set forth under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9 and 5.1 as well as any additional covenants contained in a supplemental indenture hereto for a particular Series of Securities or a Board Resolution or an Officers' Certificate delivered pursuant to Section 2.2.20 (and the failure to comply with any such covenants shall not constitute a Default or Event of Default under Section 6.1) and the occurrence of any event described in clause (e) of Section 6.1 shall not constitute a Default or Event of Default hereunder, with respect to the Securities of such Series, provided that the following conditions shall have been satisfied:

     (1) With reference to this Section 8.4, the Company has deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities
  (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations or Eligible Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations or Eligible Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal, premium, if any, and interest, if any, on and any mandatory sinking fund in respect of the Securities of such Series on the dates such installments of interest or principal are due;

     (2) Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

     (3) No Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

     (4) the Company shall have delivered to the Trustee an Opinion of Counsel confirming that Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

     (5) the Company shall have delivered to the Trustee an Officers' Certificate stating the deposit was not made by the Company with the intent of preferring the Holders of the Securities of such Series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

     (6) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.

  Section 1.68 Repayment to Company.

     The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

  Section 1.69 Reinstatement of Company's Obligations.

     If the Trustee or Paying Agent is unable to apply any money, U.S. Government Obligations, Foreign Government Obligations or Eligible Obligations in accordance with Section 8.3 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities of the applicable Series shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.3 until such time as the Trustee or Paying Agent is permitted to apply all such money, U.S. Government Obligations, Foreign Government Obligations or Eligible Obligations in accordance with Section 8.3; provided, however, that if the Company has made any payment of interest on, Additional Amounts payable with respect to or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money, U.S. Government Obligations, Foreign Government Obligations or Eligible Obligations held by the Trustee or Paying Agent.

                                  ARTICLE IX.

                             AMENDMENTS AND WAIVERS

  Section 1.70 Without Consent of Holders.

     The Company and the Trustee may amend or supplement this Indenture or the Securities of one or more Series without the consent of any Securityholder:

     (1) to cure any ambiguity, defect or inconsistency;

     (2) to comply with Article V;

     (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

     (4) to make any change that does not adversely affect the rights of any Securityholder;

     (5) to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by this Indenture;

     (6) to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

     (7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

  Section 1.71 With Consent of Holders.

     Unless otherwise specified with respect to any Series of Securities, the Company and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders of each such Series. Except as provided in Section 6.13, the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such waiver by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive compliance by the Company with any provision of this Indenture or the Securities with respect to such Series.

     It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this section becomes effective, the Company shall mail to the Holders of Securities affected thereby and, if any Bearer Securities affected thereby are outstanding, publish on one occasion in an Authorized Newspaper, a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

  Section 1.72 Limitations.

     Without the consent of each Securityholder affected, an amendment or waiver may not:

     (1) change the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

     (2) reduce the rate of or extend the time for payment of interest (including default interest) on any Security;

     (3) reduce the principal of, or premium, if any, on, or change the Stated Maturity of, any Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

     (4) reduce the principal amount of Discount Securities payable upon acceleration of the maturity thereof;

     (5) waive a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on, any Security (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in principal amount of the outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);

     (6) make the principal of, premium, if any, or interest, if any, on, any Security payable in any currency other than that stated in the Security;

     (7) make any change in Sections 6.8, 6.13, 9.3 (this sentence), 10.15 or 10.16; or
     (8) waive a redemption payment with respect to any Security or change any of the provisions with respect to the redemption of any Securities.

  Section 1.73 Compliance with Trust Indenture Act.

     Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

  Section 1.74 Revocation and Effect of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

     Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (g) of Section 9.3. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

  Section 1.75 Notation on or Exchange of Securities.

     The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment or waiver.

  Section 1.76 Trustee Protected.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

                                  ARTICLE X.

                                MISCELLANEOUS

  Section 1.77 Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

  Section 1.78 Notices.

     Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail:

  if to the Company:          IDEX Corporation
                              630 Dundee Road
                              Northbrook, Illinois  60062
                              (847) 498-7070
                              Attention: Wayne P. Sayatovic

  if to the Trustee:
                              Norwest Bank Minnesota, National Association
                              6th Street & Marquette Ave.
                              Minneapolis, Minnesota 55479-0069
                              Attention: Corporate Trust Services

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar and, if any Bearer Securities are outstanding, published in an Authorized Newspaper. Failure to mail a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

     If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

     If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

  Section 1.79 Communication by Holders with Other Holders.

     Securityholders of any Series may communicate pursuant to TIA Section 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

  Section 1.80 Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

  Section 1.81 Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section  314(e) and shall include:

     (1) a statement that the person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

  Section 1.82 Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.

  Section 1.83 Legal Holidays.

     Unless otherwise provided by Board Resolution, Officers' Certificate or supplemental indenture for a particular Series, a "Legal Holiday" is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

  Section 1.84 No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

  Section 1.85 Counterparts.

     This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

  Section 1.86 Governing Laws.

     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

  Section 1.87 No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

  Section 1.88 Successors.

     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

  Section 1.89 Severability.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  Section 1.90 Table of Contents, Headings, Etc.

     The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

  Section 1.91 Securities in a Foreign Currency or in ECU.

     Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officers' Certificate delivered pursuant to Section 2.2 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in a coin or currency other than Dollars (including ECUs), then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate at such time. For purposes of this Section 10.15, "Market Exchange Rate" shall mean the noon Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York; provided, however, in the case of ECUs, Market Exchange Rate shall mean the rate of exchange determined by the Commission of the European Union (or any successor thereto) as published in the Official Journal of the European Union (such publication or any successor publication, the "Journal"). If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York or, in the case of ECUs, the rate of exchange as published in the Journal, as of the most recent available date, or quotations or, in the case of ECUs, rates of exchange from one or more major banks in The City of New York or in the country of issue of the currency in question or, in the case of ECUs, in Luxembourg or such other quotations or, in the case of ECUs, rates of exchange as the Trustee, upon consultation with the Company, shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a

Series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

     All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Company and all Holders.

  Section 1.92 Judgment Currency.

     The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency
(i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.


                                  ARTICLE XI.

                                 SINKING FUNDS

  Section 1.93 Applicability of Article.

     The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series, except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.

     The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a "mandatory sinking fund payment" and any other amount provided for by the terms of Securities of such Series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.2. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.

  Section 1.94 Satisfaction of Sinking Fund Payments with Securities.

     The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been redeemed either at the election of the Company pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the Trustee, together with an Officers' Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting Securities for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 11.2, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.

  Section 1.95 Redemption of Securities for Sinking Fund.

     Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officers' Certificate in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 11.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days (unless otherwise indicated in the Board Resolution, Officers' Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section
3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.3. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4, 3.5 and 3.6.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                     IDEX Corporation


                                     By: /s/ Douglas C. Lennox
                                        -------------------------------------
                                         Name: Douglas C. Lennox
                                         Title: Treasurer

                                     NORWEST BANK MINNESOTA, NATIONAL
                                 ASSOCIATION


                                     By: /s/ Curtis D. Schwegman
                                        -------------------------------------
                                         Name: Curtis D. Schwegman
                                         Title:  Assistant Vice President